Exhibit 99.1

ALLIED WORLD REPORTS 3.6% GROWTH IN DILUTED BOOK VALUE PER SHARE
FOR THE SECOND QUARTER 2014

•	Gross written premium growth in the quarter across both insurance segments offset by a decrease in the reinsurance segment

•	Annualized net income return on average shareholders' equity of 18.3% year to date

•	The company repurchased over 1.9 million common shares totaling $70.9 million during the quarter

ZUG, Switzerland--(BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $151.9 million, or $1.52 per diluted share, for the second quarter of 2014 compared to a net loss of $1.9 million, or $0.02 per diluted share, for the second quarter of 2013.
The company reported operating income of $76.1 million, or $0.76 per diluted share, for the second quarter of 2014, compared to operating income of $103.5 million, or $0.98 per diluted share, for the second quarter of 2013.
President and Chief Executive Officer Scott Carmilani commented, "Allied World delivered another solid result for the first half of 2014. As evidenced by an 85% combined ratio, our disciplined underwriting philosophy, combined with improved investment performance, drove the year to date 8.1% growth in diluted book value per share."

Second Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars, except per share amounts)	Three Months Ended June 30,
			Diluted per share
	2014	2013	2014	2013

Net income (loss)	$151.9	$(1.9)	$1.52	$(0.02)
Add after tax effect of:
Net realized investment (gains) losses	(76.4)	104.9	(0.77)	1.00
Foreign exchange loss	0.6	0.5	0.01	0.00
Operating income	$76.1	$103.5	$0.76	$0.98

Note: On May 1, 2014, our shareholders approved a 3-for-1 stock split of the Company's common shares. All historical share and per share amounts reflect the effect of the stock split.

Second Quarter Operating Results

•
Gross premiums written were $760.4 million, a 0.6% decrease compared to $765.2 million in the second quarter of 2013. The growth in the U.S. and international insurance segments was offset by a decrease in the reinsurance segment.

◦	The U.S. insurance segment grew by 11.1% led by growth in general casualty, inland marine and representations and warranties insurance, offset by a continued decrease in healthcare insurance.

◦	The international insurance segment grew by 6.2% driven by more recently added lines of insurance business in Europe including aviation and marine cargo as well as growth across existing lines.

◦	Offsetting the growth in the two insurance segments was a 19.1% decrease in the reinsurance segment driven by lower premiums across most lines of business.

•	Net premiums written were $553.9 million, a 4.7% decrease compared to $581.2 million in the second quarter of 2013.

•	Net premiums earned were $537.2 million, a 5.9% increase compared to $507.3 million in the second quarter of 2013.

•	Underwriting income was $51.9 million, compared to underwriting income of $86.9 million in the second quarter of 2013.

•	The combined ratio was 90.3% compared to 82.8% in the second quarter of 2013.

•
The loss and loss expense ratio was 58.6% in the second quarter of 2014 compared to 54.2% in the prior year quarter. During the second quarter of 2014, the company recorded net favorable reserve development on prior loss years of $45.1 million, a benefit of 8.4 percentage points to the loss and loss expense ratio, compared to $48.4 million a year ago, a benefit of 9.5 percentage points.

•	The company did not experience any reportable catastrophe losses for the second quarter of 2014 or the comparable quarter last year.

•
The company's expense ratio was 31.7% for the second quarter of 2014 compared to 28.6% for the second quarter of 2013. The increase was driven by various profit commissions as well as the impact of new hires and higher stock price on compensation expense.

•	During the quarter, the company purchased new global property catastrophe protection which helped lower our probable maximum losses from a single catastrophic event across all major zones and perils.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended June 30, 2014 was 1.4% compared to a loss of 0.9% for the three months ended June 30, 2013.

•	The increase in total return was driven by realized and unrealized gains across the portfolio.

•	Net investment income decreased compared to the prior year quarter as a result of a net loss recorded for an equity method investment owned in our other private securities portfolio.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars, except percentages)	Three Months Ended June 30,
	2014	2013
Net investment income	$36.8	$37.6
Net realized investment gains (losses)	85.2	(115.2)
Total financial statement portfolio return (loss)	$122.0	$(77.6)

Average invested assets	$8,703.0	$8,459.5
Financial statement portfolio return (loss)	1.4%	(0.9)%

Note: net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of June 30, 2014, the company’s total shareholders' equity grew to $3,682.8 million, compared to $3,519.8 million as of December 31, 2013.

•	As of June 30, 2014, diluted book value per share was $36.98, an increase of 3.6% compared to $35.68 as of March 31, 2013, and an increase of 8.1% compared to $34.20 as of December 31, 2013.

Capital Management

•
During the second quarter of 2014, the company repurchased 1,949,496 of its common shares through its share repurchase program in the open market at an average price of $36.36 per share and an aggregate cost of $70.9 million.

•	In May 2014, the company’s shareholders approved four quarterly dividends equal to $0.225 per share. The first dividend was paid on July 2, 2014.

•
Shareholders also approved the following at the Annual Shareholder Meeting on May 1, 2014: an annual dividend increase of 35% (reflected in the July 2014 dividend), a new $500 million two-year share repurchase program and a three-for-one stock split. The split was effective as of May 23, 2014.

Supplementary Information
Allied World will be providing both a Financial Supplement and an Investment Supplement as of June 30, 2014. This information will be available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Thursday, July 24, 2014 at 8:30 a.m. (Eastern Time) to discuss the results for the second quarter ended June 30, 2014. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 4315452 approximately ten minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Friday, August 8, 2014 by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10048376. In addition, the webcast will remain available online through Friday, August 8, 2014 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
"Annualized net income return on average shareholders' equity" ("ROAE") is calculated using average shareholders' equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders' equity explanation above.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions.  Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: http://www.linkedin.com/company/Allied-World.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues:
Gross premiums written	$760,405	$765,200	$1,661,798	$1,602,281
Premiums ceded	(206,481)	(183,978)	(336,260)	(326,007)

Net premiums written	553,924	581,222	1,325,538	1,276,274
Change in unearned premiums	(16,677)	(73,951)	(258,006)	(305,775)
Net premiums earned	537,247	507,271	1,067,532	970,499

Net investment income	36,793	37,635	84,412	71,023
Net realized investment gains (losses)	85,217	(115,198)	139,422	(35,561)
Total revenues	659,257	429,708	1,291,366	1,005,961
Expenses:
Net losses and loss expenses	314,855	275,128	590,141	530,306
Acquisition costs	74,279	64,617	142,001	121,302
General and administrative expenses	96,188	80,585	176,528	163,265
Amortization of intangible assets	634	634	1,267	1,267
Interest expense	14,592	14,188	29,126	28,322
Foreign exchange loss	651	490	700	3,008
Total expenses	501,199	435,642	939,763	847,470
Income (loss) before income taxes	158,058	(5,934)	351,603	158,491
Income tax expense (benefit)	6,195	(4,072)	22,768	1,361
NET INCOME (LOSS)	$151,863	$(1,862)	$328,835	$157,130

PER SHARE DATA:
Basic earnings (loss) per share	$1.55	$(0.02)	$3.33	$1.52
Diluted earnings (loss) per share	$1.52	$(0.02)	$3.27	$1.48

Weighted average common shares outstanding	97,809,639	103,267,659	98,672,618	103,552,656
Weighted average common shares and common share equivalents outstanding	99,724,802	103,267,659	100,691,568	105,949,785

Dividends paid per share (1)	$0.167	$—	$0.333	$0.125

(1) A dividend of $0.225 was also paid on July 2, 2014 to shareholders of record on June 24, 2014.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
ASSETS:	2014	2013
Fixed maturity investments trading, at fair value	$6,157,084	$6,100,798
Equity securities trading, at fair value	938,117	699,846
Other invested assets	932,639	911,392

Total investments	8,027,840	7,712,036
Cash and cash equivalents	762,893	681,329
Insurance balances receivable	976,441	664,731
Funds held	414,445	632,430
Prepaid reinsurance	390,414	340,992
Reinsurance recoverable	1,301,742	1,234,504
Accrued investment income	30,968	32,236
Net deferred acquisition costs	163,259	126,661
Goodwill	277,761	268,376
Intangible assets	47,564	48,831
Balances receivable on sale of investments	164,713	76,544
Net deferred tax assets	35,867	37,469
Other assets	75,740	89,691

Total assets	$12,669,647	$11,945,830

LIABILITIES:
Reserve for losses and loss expenses	$5,935,678	$5,766,529
Unearned premiums	1,703,684	1,396,256
Reinsurance balances payable	224,182	173,023
Balances due on purchases of investments	180,378	104,740
Senior notes	798,648	798,499
Dividends payable	21,870	16,732
Accounts payable and accrued liabilities	122,445	170,225
Total liabilities	8,986,885	8,426,004

SHAREHOLDERS' EQUITY:
Common shares: 2014: par value CHF 4.10 per share and 2013: par value CHF 4.10 per share (2014: 99,515,760; 2013: 103,477,452 shares issued and 2014: 96,929,091; 2013: 100,253,646 shares outstanding)	402,907	418,988
Treasury shares, at cost (2014: 2,586,669; 2013: 3,223,806)	(65,258)	(79,992)
Retained earnings	3,345,113	3,180,830
Total shareholders' equity	3,682,762	3,519,826

Total liabilities and shareholders' equity	$12,669,647	$11,945,830

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Three Months Ended June 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$341,426	$204,478	$214,501	$760,405
Net premiums written	221,950	122,171	209,803	553,924
Net premiums earned	214,593	89,205	233,449	537,247
Net losses and loss expenses	(145,485)	(35,920)	(133,450)	(314,855)
Acquisition costs	(29,677)	(575)	(44,027)	(74,279)
General and administrative expenses	(46,593)	(29,411)	(20,184)	(96,188)
Underwriting (loss) income	(7,162)	23,299	35,788	51,925
Net investment income				36,793
Net realized investment gains				85,217
Amortization of intangible assets				(634)
Interest expense				(14,592)
Foreign exchange loss				(651)
Income before income taxes				$158,058

GAAP Ratios:
Loss and loss expense ratio	67.8%	40.3%	57.2%	58.6%
Acquisition cost ratio	13.8%	0.6%	18.9%	13.8%
General and administrative expense ratio	21.7%	33.0%	8.6%	17.9%
Expense ratio	35.5%	33.6%	27.5%	31.7%
Combined ratio	103.3%	73.9%	84.7%	90.3%

	U.S.	International
Three Months Ended June 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$307,297	$192,593	$265,310	$765,200
Net premiums written	221,419	106,394	253,409	581,222
Net premiums earned	197,436	87,041	222,794	507,271
Net losses and loss expenses	(124,364)	(30,968)	(119,796)	(275,128)
Acquisition costs	(27,270)	358	(37,705)	(64,617)
General and administrative expenses	(38,302)	(24,135)	(18,148)	(80,585)
Underwriting income	7,500	32,296	47,145	86,941
Net investment income				37,635
Net realized investment losses				(115,198)
Amortization of intangible assets				(634)
Interest expense				(14,188)
Foreign exchange loss				(490)
Loss before income taxes				$(5,934)

GAAP Ratios:
Loss and loss expense ratio	63.0%	35.6%	53.8%	54.2%
Acquisition cost ratio	13.8%	(0.4)%	16.9%	12.7%
General and administrative expense ratio	19.4%	27.7%	8.1%	15.9%
Expense ratio	33.2%	27.3%	25.0%	28.6%
Combined ratio	96.2%	62.9%	78.8%	82.8%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Six Months Ended June 30, 2014	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$611,371	$338,842	$711,585	$1,661,798
Net premiums written	424,690	197,630	703,218	1,325,538
Net premiums earned	426,716	177,544	463,272	1,067,532
Net losses and loss expenses	(287,480)	(59,486)	(243,175)	(590,141)
Acquisition costs	(57,180)	374	(85,195)	(142,001)
General and administrative expenses	(84,030)	(54,171)	(38,327)	(176,528)
Underwriting (loss) income	(1,974)	64,261	96,575	158,862
Net investment income				84,412
Net realized investment gains				139,422
Amortization of intangible assets				(1,267)
Interest expense				(29,126)
Foreign exchange loss				(700)
Income before income taxes				$351,603

GAAP Ratios:
Loss and loss expense ratio	67.4%	33.5%	52.5%	55.3%
Acquisition cost ratio	13.4%	(0.2)%	18.4%	13.3%
General and administrative expense ratio	19.7%	30.5%	8.3%	16.5%
Expense ratio	33.1%	30.3%	26.7%	29.8%
Combined ratio	100.5%	63.8%	79.2%	85.1%

	U.S.	International
Six Months Ended June 30, 2013	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$563,315	$321,109	$717,857	$1,602,281
Net premiums written	413,672	184,139	678,463	1,276,274
Net premiums earned	385,875	171,255	413,369	970,499
Net losses and loss expenses	(257,688)	(59,903)	(212,715)	(530,306)
Acquisition costs	(50,398)	1,207	(72,111)	(121,302)
General and administrative expenses	(77,898)	(48,924)	(36,443)	(163,265)
Underwriting (loss) income	(109)	63,635	92,100	155,626
Net investment income				71,023
Net realized investment losses				(35,561)
Amortization of intangible assets				(1,267)
Interest expense				(28,322)
Foreign exchange gain				(3,008)
Income before income taxes				$158,491

GAAP Ratios:
Loss and loss expense ratio	66.8%	35.0%	51.5%	54.6%
Acquisition cost ratio	13.1%	(0.7)%	17.4%	12.5%
General and administrative expense ratio	20.2%	28.6%	8.8%	16.8%
Expense ratio	33.3%	27.9%	26.2%	29.3%
Combined ratio	100.1%	62.9%	77.7%	83.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income (loss)	$151,863	$(1,862)	$328,835	$157,130
Add after tax effect of:
Net realized investment (gains) losses	(76,443)	104,897	(123,605)	27,555
Foreign exchange loss	651	490	700	3,008
Operating income	$76,071	$103,525	$205,930	$187,693

Weighted average common shares outstanding:
Basic	97,809,639	103,267,659	98,672,618	103,552,656
Diluted	99,724,802	105,408,888*	100,691,568	105,949,785

Basic per share data:
Net income (loss)	$1.55	$(0.02)	3.33	$1.52
Add after tax effect of:
Net realized investment (gains) losses	(0.78)	1.02	(1.25)	0.27
Foreign exchange loss	0.01	0.00	0.01	0.03
Operating income	$0.78	$1.00	$2.09	$1.82

Diluted per share data:
Net income (loss)	$1.52	$(0.02)*	$3.27	$1.48
Add after tax effect of:
Net realized investment (gains) losses	(0.77)	1.00	(1.23)	0.26
Foreign exchange loss	0.01	0.00	0.01	0.03
Operating income	$0.76	$0.98	$2.05	$1.77

* Diluted weighted average common shares outstanding were only used in the calculation of diluted operating income per share. There were no common share equivalents included in calculating diluted earnings per share as there was a net loss and any additional shares would be anti-dilutive.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
	2014	2013
Price per share at period end	$38.02	$37.60

Total shareholders' equity	$3,682,762	$3,519,826

Basic common shares outstanding	96,929,091	100,253,646

Add: unvested restricted share units	516,546	143,697

Add: performance based equity awards	619,428	804,519

Add: employee share purchase plan	29,293	55,596

Add: dilutive options outstanding	2,620,016	2,928,312
Weighted average exercise price per share	$16.24	$16.07
Deduct: options bought back via treasury method	(1,119,123)	(1,251,687)

Common shares and common share
equivalents outstanding	99,595,251	102,934,083

Basic book value per common share	$37.99	$35.11
Diluted book value per common share	$36.98	$34.20

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Opening shareholders' equity	$3,616,678	$3,431,963	$3,519,826	$3,326,335
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted opening shareholders' equity	3,616,678	3,431,963	3,519,826	3,326,335

Closing shareholders' equity	$3,682,762	$3,373,229	$3,682,762	$3,373,229
Deduct: accumulated other comprehensive income	—	—	—	—
Adjusted closing shareholders' equity	3,682,762	3,373,229	3,682,762	3,373,229

Average shareholders' equity	$3,649,720	$3,402,596	$3,601,294	$3,349,782

Net income (loss) available to shareholders	$151,863	$(1,862)	$328,835	$157,130
Annualized net income (loss) available to shareholders	607,452	(7,448)	657,670	314,260

Annualized return on average shareholders' equity -
net income (loss) available to shareholders	16.6%	(0.2)%	18.3%	9.4%

Operating income available to shareholders	$76,071	$103,525	$205,930	$187,693
Annualized operating income available to shareholders	304,284	414,100	411,860	375,386

Annualized return on average shareholders' equity -
operating income available to shareholders	8.3%	12.2%	11.4%	11.2%

Media:
Noelle Campbell
Assistant Vice President, Director of Public Relations
+1-646-794-0544
Noelle.Campbell@awacservices.com

OR

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com